Exhibit 23.2

CLEMENT C. W CHAN & CO. CHARTERED ACCOUNTANTS CERTIFIED PUBLIC ACCOUNTANTS (PRACTISING)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

July 28, 2011

Dear Sir/Madam :

We hereby consent to the incorporation by reference in this Registration Statement (Form S-8) of China Ceetop.com, Inc. filed with the Securities and Exchange Commission, pertaining to our reports with respect to Annual Report (Form 10-K), for the year ended December 31, 2010 and Current Reports (Form8-K) filed on April 1, 2011, March 3, 2011, February 16, 2011 and January 28, 2011.

Very truly yours,

/s/ Clement C.W. Chan & Co
Clement C. W. Chan & Co.

July 28, 2011